PartsBase, Inc.                                                     Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-34278 on Form S-8 of PartsBase.com, Inc. of our report dated March 15, 2002, appearing in the Annual Report on Form 10-K of PartsBase, Inc. and subsidiary for the year ended December 31, 2001.


/s/ DELOITTE & TOUCHE LLP

Fort Lauderdale, Florida
March 27, 2002


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